EXHIBIT 99.1

                                                FOR FURTHER INFORMATION CONTACT:
                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100


FOR IMMEDIATE RELEASE

       PRIVATEBANCORP, INC. (NASDAQ:PVTB) DECLARES QUARTERLY CASH DIVIDEND
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         Chicago, June 1, 2004 - PrivateBancorp, Inc. announced that its board of directors declared a quarterly cash dividend of $0.03 per share payable on June 30, 2004 to stockholders of record on June 16, 2004.

         This dividend represents no change from the prior quarterly dividend rate, giving effect to the recent two-for-one stock split. The stock split, which was effected in the form of a stock dividend, was payable on May 31, 2004 to stockholders of record as of the close of business on May 17, 2004.

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